As filed with the Securities and Exchange Commission on February 28, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REMITLY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	83-2301143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1111 Third Avenue, Suite 2100
Seattle, WA 98101

(Address of Principal Executive Offices) (Zip Code)

Remitly Global, Inc. 2021 Equity Incentive Plan
Remitly Global, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)

Matthew Oppenheimer
Chief Executive Officer
Remitly Global, Inc.
1111 Third Avenue, Suite 2100
Seattle, WA 98101
(888) 736-4859
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Saema Somalya
General Counsel
Remitly Global, Inc.
1111 Third Avenue, Suite 2100
Seattle, WA 98101
(888) 736-4859

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer
Non-accelerated filer		Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Remitly Global, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 8,662,543 additional shares of common stock under the Registrant’s 2021 Equity Incentive Plan and 1,732,508 additional shares of common stock under the Registrant’s 2021 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on September 23, 2021 (Registration No. 333-259737) and March 29, 2022 (Registration No. 333-263958) to the extent not superseded hereby. In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

a.the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), filed with the Commission on February 28, 2023;

b.all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

c.the description of the Registrant’s common stock contained in Exhibit 4.3 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	10-Q	001-40822	3.3	11/12/2021
4.2	Restated Bylaws of the Registrant.	10-Q	001-40822	3.4	11/12/2021
4.3	Form of Common Stock Certificate of the Registrant.	S-1/A	333-259167	4.1	09/22/2021
5.1	Opinion of Davis Polk & Wardwell LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2021 Equity Incentive Plan and forms of award agreements.	S-1/A	333-259167	10.4	09/14/2021
99.2	2021 Employee Stock Purchase Plan and form of subscription agreement.	S-1/A	333-259167	10.5	09/14/2021
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 28th day of February, 2023.

REMITLY GLOBAL, INC.
/s/ Matthew Oppenheimer
Matthew Oppenheimer Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew Oppenheimer and Hemanth Munipalli, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

/s/ Matthew Oppenheimer	/s/ Hemanth Munipalli
Matthew Oppenheimer, Chief Executive Officer and Director	Hemanth Munipalli, Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)
Date: February 28, 2023	Date: February 28, 2023

/s/ Bora Chung	/s/ Joshua Hug
Bora Chung, Director	Joshua Hug, Director
Date: February 28, 2023	Date: February 28, 2023

/s/ Margaret M. Smyth	/s/ Laurent Le Moal
Margaret M. Smyth, Director	Laurent Le Moal, Director
Date: February 28, 2023	Date: February 28, 2023

/s/ Phillip Riese	/s/ Ron Shah
Phillip Riese, Director	Ron Shah, Director
Date: February 28, 2023	Date: February 28, 2023

/s/ Nigel Morris
Nigel Morris, Director
Date: February 28, 2023